SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2006

HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware		75-1056913
(State or other	001-03876	(I.R.S. Employer
jurisdiction of incorporation)	(Commission File Number)	Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas
(Address of principal		75201-6927
executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 7, 2005, the Company’s Board of Directors appointed Matthew P. Clifton to the position of Chief Executive Officer effective January 1, 2006. Mr. Clifton will serve as the Company’s Chief Executive Officer to serve at the pleasure of the Board of Directors and until his successor shall have been elected and qualify. Also effective January 1, 2006, Lamar Norsworthy will serve as the Chairman of the Board and will no longer serve as the Company’s Chief Executive Officer.
Mr. Clifton has been employed by Holly for over twenty years. He has served as President and a director of Holly Corporation since 1995. He previously served as Holly’s Vice President of economics, engineering and legal affairs from 1988 to 1991, and Senior Vice President of Holly Corporation from 1991 to 1995. He currently serves as President of a number of wholly-owned subsidiaries of Holly Corporation, including Navajo Pipeline Co., L.P., Navajo Refining Company, L.P., and Holly Refining & Marketing Company. He also serves as Chairman of the Board and Chief Executive Officer for Holly Energy Partners, L.P., a limited partnership in which Holly has a 45% interest (including the general partner interest), which began its operations in July 2004.
Mr. Norsworthy joined Holly Corporation in 1967 and was elected to the Board of Directors in 1968. He served as President of the Corporation from 1971 to 1976 and as Chairman of the Board and Chief Executive Officer from 1977 through 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	HOLLY	CORPORATION

	By:	/s/ Erin O. Royston

Erin O. Royston
Secretary
Date: January 5, 2006